FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports First Quarter 2023 Results

ATLANTA – May 5, 2023 – Interface, Inc. (Nasdaq: TILE), the global flooring solutions company where everything is certified carbon neutral, today announced results for the first quarter ended April 2, 2023.

First quarter highlights:

•Net sales totaled $295.8 million, up 2.7% year-over-year. Currency neutral net sales were up 5.2% year-over-year.
•GAAP loss per share of $0.01; Adjusted earnings per share of $0.07.
•Strong year-over-year order growth in the Americas and Australia offset by softness in China.
•Generated $29.6 million cash from operations, repaid $19.2 million of debt in the quarter.

“In the first quarter, we delivered currency-neutral revenue growth of 5%, driven by the Education and Corporate Office segments. Currency neutral orders were up 6% in the Americas, 19% in Australia, and 3% in Europe excluding Russia. Weakness in China, and the exit of our Russia business, drove an overall 2% currency neutral decline in consolidated orders year-over-year. We are investing in customer-facing activities and innovation to drive our short and long-term growth, while managing all other costs and focusing on productivity to improve our margins,” commented Laurel Hurd, CEO of Interface.

“Last quarter, Interface embarked on a multi-year journey to drive sustainable revenue and gross margin growth while enhancing value creation for stakeholders. We are reorganizing our innovation team globally to efficiently deliver more new products to our customers. We have also begun to globalize our core marketing, design, R&D, and our back-office functions to eliminate unnecessary costs and duplicative efforts, while bringing the best of Interface to the market. We are working to reduce the complexity of our business model and optimize our supply chain and global footprint. While these are multi-year initiatives, we believe they will allow us to continue to take market share and maintain a leadership position while meaningfully improving profitability,” concluded Hurd.

“We have adjusted our full-year guidance given the continued macro-economic uncertainty in 2023, particularly as we navigate persistent inflation and rising interest rates. During this period, Interface will continue to execute on our disciplined capital allocation strategy, focusing on paying down debt and generating strong returns for our shareholders," added Bruce Hausmann, CFO of Interface.

First Quarter 2023 Financial Summary

Sales: First quarter net sales were $295.8 million, up 2.7% versus $288.0 million in the prior year period. Growth across the product portfolio was partially offset by currency headwinds.

Gross profit margin was 32.4% in the first quarter, a decrease of 467 basis points from the prior year period. Adjusted gross profit margin was 33.3%, a decrease of 466 basis points from adjusted gross profit margin for the prior year period due to lower fixed cost absorption, and higher raw material costs, partially offset by higher selling prices.

First quarter SG&A expenses were $86.3 million, or 29.2% of net sales, compared to $78.5 million, or 27.3% of net sales in first quarter last year. Adjusted SG&A expenses were $83.2 million, or 28.1% of net sales, in first quarter 2023, compared to $78.6 million, or 27.3% of net sales, in the first quarter last year.

Operating Income: First quarter 2023 operating income was $9.5 million, compared to operating income of $27.4 million in the prior year period. First quarter 2023 adjusted operating income ("AOI") was $15.2 million versus AOI of $30.6 million in first quarter of 2022.

Net Income and EPS: On a GAAP basis, the Company recorded net loss of $0.7 million in the first quarter of 2023, or $0.01 per diluted share, compared to first quarter 2022 GAAP net income of $13.3 million, or $0.22 per diluted share. First quarter 2023 adjusted net income was $4.0 million, or $0.07 per diluted share, versus first quarter 2022 adjusted net income of $16.8 million, or $0.28 per diluted share.

Adjusted EBITDA: In the first quarter of 2023, adjusted EBITDA was $26.3 million. This compares with adjusted EBITDA of $42.9 million in the first quarter of 2022.
Cash and Debt: The Company had cash on hand of $101.3 million and total debt of $501.1 million at the end of the first quarter 2023, compared to $97.6 million of cash and $520.2 million of total debt at the end of fiscal year 2022.

First Quarter Segment Results
AMS Results:
•Q1 2023 net sales of $169.2 million, up 8.1% versus $156.5 million in the prior year period primarily due to the continued strong demand in the Corporate Office and Education market segments.
•Q1 2023 orders were up 6.2% compared to the prior year period on a currency neutral basis.
•Q1 2023 operating income was $8.7 million compared to $21.3 million in the prior year period.
•Q1 2023 AOI was $11.3 million versus AOI of $21.1 million in the prior year period.

EAAA Results:
•Q1 2023 net sales of $126.6 million, down 3.8% versus $131.5 million in the prior year period.
•Currency fluctuations negatively impacted Q1 2023 net sales by approximately $6.3 million as compared to Q1 2022 sales due to weakening of the Euro, British pound sterling and Australian dollar against the U.S. dollar. Excluding negative foreign currency impacts, EAAA's Q1 2023 net sales were up 1.0% year-over-year.
•Q1 2023 orders were down 11.5% compared to the prior year period on a currency neutral basis. Excluding Russia (which was operating in the first quarter of 2022 but not in the current year), Q1 2023 orders were down 4.7% compared to the prior year period on a currency neutral basis with EMEA up 2.9%, Australia up 18.5%, and Asia down 49.5% due to weakness in China.
•Q1 2023 operating income of $0.8 million compared to $6.2 million in the prior year period.
•Q1 2023 AOI was $3.9 million versus AOI of $9.5 million in the prior year period.

Outlook

Interface is well positioned to navigate through continued macro-economic uncertainty in 2023 and has successfully managed through challenging periods in the past. The company remains cautious given continued pressures from ongoing inflation and rising interest rates. As a result, Interface has updated its full-year 2023 guidance and now anticipates the following:

For the second quarter of 2023:
•Net sales of $325 million to $345 million.
•Adjusted gross profit margin of approximately 33.0%.
•Adjusted SG&A expenses of approximately $85 million to $86 million.
•Adjusted Interest & Other expenses of approximately $10 million.
•Fully diluted weighted average share count of approximately 58.2 million shares.

For the full fiscal year 2023:
•Year-over-year net sales growth of 0% to 3%, updated from prior guidance of 1% to 5%.
•Adjusted gross profit margin of 33.0% to 34.0%, updated from prior guidance of approximately 35%.
•Adjusted SG&A expenses that are approximately 25.0% to 25.5% of net sales.
•Adjusted Interest & Other expenses of approximately $36 million.
•An adjusted effective tax rate for the full year of approximately 30%, updated from prior guidance of approximately 28.5%.
•Capital expenditures of approximately $32 million.

Webcast and Conference Call Information

Interface will host a conference call on May 5, 2023, at 8:00 a.m. Eastern Time, to discuss its first quarter 2022 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/327119569, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the Thailand plant closure inventory write-down, cyber event costs, property casualty loss, restructuring charges, asset impairment, severance and other charges. Adjusted EPS and adjusted net income also excludes the loss on discontinuance of interest rate swaps. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization, property casualty loss, and the Thailand plant closure inventory write-down. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other charges. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, stock compensation amortization, goodwill and intangible asset impairment charges, cyber event costs, property casualty loss, restructuring charges, asset impairment, severance and other charges, nora purchase accounting amortization, and the Thailand plant closure inventory write-down. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc., (NASDAQ: TILE) is a global flooring solutions enterprise with an integrated portfolio of carpet tile and resilient flooring products, where everything is third-party certified carbon neutral. With our design approach to flooring systems, we help our customers create high-performance interior spaces that have a positive impact on people’s lives and the planet. Our range includes Interface® carpet tile and LVT, nora® by Interface rubber flooring, and FLOR® premium area rugs for commercial and residential spaces.

Interface is third-party certified as a Carbon Neutral Enterprise. We neutralized our carbon impact across our entire business, including all operations and our full value chain, marking an important milestone toward our objective to become a restorative and carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability, and our Carbon Neutral Enterprise certification at https://www.interface.com/US/en-US/sustainability/carbon-neutral-enterprise.html.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” "should," "goal," "aim," "objective," “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2023 second quarter and full year 2023 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of our information technology systems could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change could lead to unforeseen disruptions to our business operations", "The COVID-19 pandemic has had and could continue to have (and other public health emergencies could have in the future) a material adverse effect on our ability to operate, our ability to keep employees safe from the pandemic, our results of operations, financial condition, liquidity, capital investments, our near term and long term ability to stay in compliance with debt covenants under our Syndicated Credit Facility and Senior Notes, our ability to refinance our existing indebtedness, and our ability to obtain financing in capital markets", "Sales of our principal products have been and may continue to be affected by the COVID-19 pandemic, adverse economic cycles, and effects in the new construction market and renovation market", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", "We face risks associated with litigation and claims". You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended
(In thousands, except per share data)	4/2/2023	4/3/2022

Net Sales	$295,792	$288,002
Cost of Sales	199,919	181,203
Gross Profit	95,873	106,799
Selling, General & Administrative Expenses	86,254	78,492
Restructuring, Asset Impairment, and Other Charges	142	887
Operating Income	9,477	27,420
Interest Expense	8,505	6,850
Other Expense, net	1,500	170
Income (Loss) Before Taxes	(528)	20,400
Income Tax Expense	186	7,107
Net Income (Loss)	$(714)	$13,293

Earnings (Loss) Per Share – Basic	$(0.01)	$0.22

Earnings (Loss) Per Share – Diluted	$(0.01)	$0.22

Common Shares Outstanding – Basic	58,079	59,248
Common Shares Outstanding – Diluted	58,079	59,248

Consolidated Condensed Balance Sheets
(In thousands)	4/2/2023	1/1/2023
Assets
Cash	$101,273	$97,564
Accounts Receivable	147,759	182,807
Inventory	312,745	306,327
Assets Held for Sale	3,433	—
Other Current Assets	46,563	30,339
Total Current Assets	611,773	617,037
Property, Plant & Equipment	291,838	297,976
Operating Lease Right-of Use Asset	80,226	81,644
Goodwill and Intangible Assets	162,890	162,195
Other Assets	106,478	107,651
Total Assets	$1,253,205	$1,266,503

Liabilities
Accounts Payable	$85,640	$78,264
Accrued Liabilities	114,027	120,138
Current Portion of Operating Lease Liabilities	11,601	11,857
Current Portion of Long-Term Debt	10,216	10,211
Total Current Liabilities	221,484	220,470
Long-Term Debt	490,901	510,003
Operating Lease Liabilities	71,325	72,305
Other Long-Term Liabilities	102,466	102,188
Total Liabilities	886,176	904,966
Shareholders’ Equity	367,029	361,537
Total Liabilities and Shareholders’ Equity	$1,253,205	$1,266,503

Consolidated Condensed Statements of Cash Flows	Three Months Ended
(In thousands)	4/2/2023	4/3/2022
OPERATING ACTIVITIES
Net Income (Loss)	$(714)	$13,293
Adjustments to Reconcile Net Income (Loss) to Cash Provided by (Used In) Operating Activities:
Depreciation and Amortization	9,991	10,670
Stock Compensation Amortization	3,004	2,182
Amortization of Acquired Intangible Assets	1,283	1,342
Deferred Income Taxes and Other Non-Cash Items	599	4,196
Change in Working Capital
Accounts Receivable	35,791	26,135
Inventories	(5,306)	(56,464)
Prepaid Expenses and Other Current Assets	(16,148)	(5,252)
Accounts Payable and Accrued Expenses	1,084	(13,798)
Cash Provided by (Used In) Operating Activities	29,584	(17,696)
INVESTING ACTIVITIES
Capital Expenditures	(5,712)	(4,781)
Cash Used in Investing Activities	(5,712)	(4,781)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(53,225)	(44,729)
Borrowing of Long-term Debt	34,000	48,500
Tax Withholding Payments for Share-Based Compensation	(1,167)	(398)
Finance Lease Payments	(643)	(479)
Cash (Used in) Provided by Financing Activities	(21,035)	2,894
Net Cash Provided by (Used In) Operating, Investing and Financing Activities	2,837	(19,583)
Effect of Exchange Rate Changes on Cash	872	(1,581)
CASH AND CASH EQUIVALENTS
Net Change During the Period	3,709	(21,164)
Balance at Beginning of Period	97,564	97,252
Balance at End of Period	$101,273	$76,088

Segment Results

	Three Months Ended
(in thousands)	4/2/2023	4/3/2022
Net Sales
AMS	$169,241	$156,509
EAAA	126,551	131,493
Consolidated Net Sales	$295,792	$288,002

Segment AOI
AMS	$11,269	$21,138
EAAA	3,929	9,504
Consolidated AOI	$15,198	$30,642

* Note: Segment AOI includes allocation of corporate SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

	First Quarter 2023							First Quarter 2022
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$95.9	$86.3	$9.5			$(0.7)	$(0.01)	$106.8	$78.5	$27.4			$13.3	$0.22
Non-GAAP Adjustments:
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.3	—	1.3	1.3	(0.4)	1.0	0.02
Thailand Plant Closure Inventory Write-down	—	—	—	—	—	—	—	1.1	—	1.1	1.1	—	1.1	0.02
Restructuring, Asset Impairment, Severance and Other Charges	—	(2.6)	2.7	2.7	(0.6)	2.1	0.04	—	0.1	0.8	0.8	0.0	0.8	0.01
Loss on Discontinuance of Interest Rate Swaps	—	—	—	0.4	(0.1)	0.3	0.01	—	—	—	0.9	(0.2)	0.7	0.01
Property Casualty Loss	1.3	—	1.3	1.3	(0.3)	1.0	0.02	—	—	—	—	—	—	—
Cyber Event Impact	—	(0.5)	0.4	0.4	(0.1)	0.3	0.01	—	—	—	—	—	—	—
Adjustments Subtotal *	2.5	(3.0)	5.7	6.1	(1.4)	4.7	0.08	2.5	0.1	3.2	4.1	(0.6)	3.5	0.06
Adjusted (non-GAAP) *	$98.4	$83.2	$15.2			$4.0	$0.07	$109.3	$78.6	$30.6			$16.8	$0.28

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales", "AOI")
(In millions)

	First Quarter 2023			First Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$169.2	$126.6	$295.8	$156.5	$131.5	$288.0
Impact of Changes in Currency	0.9	6.3	7.2	—	—	—
Currency Neutral Net Sales *	$170.2	$132.9	$303.0	$156.5	$131.5	$288.0

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Quarter 2023			First Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$8.7	$0.8	$9.5	$21.3	$6.2	$27.4
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	1.3	1.3	—	1.3	1.3
Thailand Plant Closure Inventory Write-down	—	—	—	—	1.1	1.1
Restructuring, Asset Impairment, Severance and Other Charges	1.0	1.7	2.7	(0.1)	0.9	0.8
Property Casualty Loss	1.3	—	1.3	—	—	—
Cyber Event Impact	0.2	0.2	0.4	—	—	—
Adjustments Subtotal *	2.6	3.2	5.7	(0.1)	3.3	3.2
AOI *	$11.3	$3.9	$15.2	$21.1	$9.5	$30.6

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Quarter 2023	First Quarter 2022	Last Twelve Months (LTM) Ended 4/2/2023	Fiscal Year 2022
Net Income (Loss) as Reported (GAAP)	$(0.7)	$13.3	$5.6	$19.6
Income Tax Expense	0.2	7.1	15.4	22.4
Interest Expense (including debt issuance cost amortization)	8.5	6.9	31.6	29.9
Depreciation and Amortization (excluding debt issuance cost amortization)	9.6	10.2	38.1	38.7
Stock Compensation Amortization	3.0	2.2	9.4	8.5
Purchase Accounting Amortization	1.3	1.3	5.0	5.0
Goodwill and Intangible Asset Impairment	—	—	36.2	36.2
Thailand Plant Closure Inventory Write-down	—	1.1	1.4	2.5
Restructuring, Asset Impairment, Severance and Other Charges	2.7	0.8	10.1	8.2
Property Casualty Loss	1.3	—	1.3	—
Cyber Event Impact	0.4	—	5.5	5.1
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$26.3	$42.9	$159.5	$176.1

	As of 4/2/23
Total Debt	$501.1
Total Cash on Hand	(101.3)
Total Debt, Net of Cash on Hand (Net Debt)	$399.8

	4/2/2023
Total Debt / LTM Net Income	90.2x
Net Debt / LTM AEBITDA	2.5x

Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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